UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia	22203
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On June 20, 2013, the Board of Directors (the “Board”) of The AES Corporation (the “Company”) appointed James H. Miller to the Board and Financial Audit Committee.

Mr. Miller, 64, served as Chairman of PPL Corporation (an energy and utility holding company) from 2006 until his retirement in March 2012. He also served as Chief Executive Officer of PPL from 2006 to 2011, President from 2005 to 2011 and Executive Vice President and Chief Operating Officer from 2004 to 2005. Mr. Miller joined PPL in 2001 as President of PPL Generation, LLC, a subsidiary that operates power plants in the United States. Previously, Mr. Miller was Executive Vice President of USEC Inc., and President of two ABB Group subsidiaries: ABB Environmental Systems and ABB Resource Recovery Systems. He also served as President of the former UC Operating Services. He began his career in the electric utility industry at the former Delmarva Power & Light Co. Mr. Miller serves on the Board of Crown Holdings, Inc., Lehigh Gas Partners LP, and Rayonier, Inc. He earned a bachelor’s degree in electrical engineering from the University of Delaware after serving in the U.S. Navy nuclear submarine program.

Mr. Miller will participate in the non-employee director compensation arrangements described in the Company’s 2013 annual proxy statement filed with the Securities and Exchange Commission on March 5, 2013. Also, consistent with initial grants previously offered to certain non-employee directors of the Company, Mr. Miller will receive an initial grant consisting of deferred stock units and/or stock options valued at $40,000.

On June 21, 2013, the Company issued a press release announcing the appointment of Mr. Miller. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated as of June 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

By:	/s/ Brian A. Miller
Name:	Brian A. Miller
Title:	Executive Vice President, General Counsel and Secretary

Date: June 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 21, 2013

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